Ex. (5)(a)


                             CO-ADVISORY AGREEMENT

        This Agreement, dated as of the 12th day of April, 1996, is entered into by and among NBD Bank ("NBD"), First Chicago Investment Management Company ("FCIMCO") and The Woodward Funds (the "Trust"), a Massachusetts business trust registered as an investment company under the Investment Company Act of 1940 (the
"1940 Act");

        WHEREAS, the Trust desires to appoint NBD and FCIMCO to act as co-advisers to the Trust's investment portfolios listed on Schedule 1 attached hereto (each a "Fund" and collectively the "Funds").

        WHEREAS, NBD and FCIMCO (each an "Adviser" and collectively the "Advisers") desire to perform investment advisory services on behalf of the Trust's Funds;

        NOW, THEREFORE, the parties hereto intending to be legally bound, hereby agree as follows:

        1. Appointment. (a) The Trust hereby appoints the Advisers to act as investment co-advisers for each of the Funds of the Trust for the period and on the terms set forth in this Agreement. The Advisers accept such appointment and agree to render the services herein set forth, for the compensation herein provided. The Advisers may, in their discretion, provide such services through their own employees or the employees of one or more affiliated companies that are qualified to act as investment adviser to the Trust under applicable law and are under the common control of First Chicago NBD Corporation provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) that such organized group of persons is managed at all times by persons who are authorized officers of one or both of the Advisers.

               (b) In the event that the Trust establishes one or more investment portfolios other than the Funds with respect to which it desires to retain the Advisers to act as investment co- advisers hereunder, the Trust shall notify the Advisers in writing. If the Advisers are willing to render such services they shall notify the Trust in writing whereupon, subject to such shareholder approval as may be required pursuant to Paragraph 8 hereof, such portfolio shall become a Fund hereunder and the compensation payable by such new Fund to the Advisers will be as agreed in writing at the time.

        2.     Management.   Subject to the supervision of the Board
of Trustees of the Trust (the "Board"), the Advisers will provide a continuous investment program for each of the Funds, including investment research and management with respect to all securities, investments, cash and cash equivalents in each Fund.

The Advisers will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust for each of its Funds. The Advisers will provide the services rendered by them hereunder in accordance with the investment objective and policies of each of the Funds as stated in their respective prospectuses ("Prospectuses" or a "Prospectus"), statements of additional information ("SAIs") and all amendments and supplements thereto, Bylaws, Amended and Restated Declaration of Trust and resolutions adopted from time to time by the Trust's Board. The Advisers further agree that they:

               (a) will conform with all applicable Rules and Regulations (hereinafter called the "Rules") of the Securities and Exchange Commission ("SEC"), and will in addition conduct their activities under this Agreement in accordance with other applicable laws;

               (b) will place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Advisers.
                      In executing portfolio transactions and selecting brokers or dealers, the Advisers will use their best efforts to seek on behalf of the Trust and each Fund thereof the best overall terms available. In assessing the best overall terms available for any transaction, the Advisers shall consider all factors they deem relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Advisers may also consider the brokerage and research services (as those terms are defined in Section
                      28(e) of the Securities Exchange Act of 1934) provided to any Fund and/or other accounts over which the Advisers or an affiliate of the Advisers exercises investment discretion. The Advisers are authorized, subject to the prior approval of such policy by the Trust's Board, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, such is consistent with applicable law and the Advisers determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Advisers to the particular Fund and to the Trust.

                      In no instance will portfolio securities be purchased from or sold to the Advisers or the Trust's principal underwriter for the Funds or an affiliated person of either, acting as principal or as broker, except as permitted by law. In executing portfolio transactions for any Fund, the Advisers, to the extent permitted by applicable laws and regulations, may but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds and their other clients where such aggregation is not inconsistent with applicable law and the policies set forth in the Funds' registration statement. In such event, the Advisers will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner they consider to be the most equitable and consistent with their fiduciary obligations to the Funds and such other clients;

               (c) will maintain a policy and practice of conducting their investment advisory operations independently of their commercial banking operations. When the Advisers make investment recommendations for a Fund, their investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of their commercial departments. In dealing with commercial customers, the Advisers' commercial departments will not inquire or take into consideration whether securities or those customers are held by the Funds;

               (d) will maintain all books and records with respect to the securities transactions of the Funds; and furnish the Trust's Board such periodic and special reports as the Board may request;

               (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior or present shareholders of the Funds or those persons or entities who respond to inquiries of the

                      Trust's principal underwriter concerning investment in the Funds and will not use such records and information for any purpose other than performance of their responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Advisers may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. Nothing contained herein or in any other agreement executed with the Trust, however, shall prohibit NBD, FCIMCO and any of their affiliates from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Fund shareholders or those persons or entities who have responded to inquiries of the Trust's principal underwriter.

        3. Services Not Exclusive. The services rendered by the Advisers hereunder are not to be deemed exclusive, and the Advisers shall be free to render similar services to others so long as their services under this Agreement are not impaired thereby.

        4.     Expenses.     During the term of this Agreement, the
Advisers will pay all expenses incurred by them in connection with their activities under this Agreement other than the cost of securities purchased for the Funds (including brokerage commissions, if any).

        In addition, if the expenses borne by any Fund in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which the shares are registered or qualified for sale to the public, the Advisers jointly and severally agree to reimburse such Fund for a portion of any excess expense in an amount equal to the portion that the advisory fees otherwise payable by the Fund to the Advisers bear to the total amount of investment advisory and administration fees otherwise payable by the Fund. The expense reimbursement obligation of the Advisers is limited to the amount of their fees hereunder for such fiscal year; provided, however, that notwithstanding the foregoing, the Advisers shall reimburse such Fund for a portion of any such excess expenses in an amount equal to the proportion that the fees otherwise payable to the Advisers bear to the total investment advisory and administration fees otherwise payable by the Fund regardless of the amount of such fees payable to the Advisers during such fiscal year to the extent that the securities regulations of any state in which the Trust's shares are registered or qualified for sale so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

        5. Compensation. For the services provided and the expense assumed pursuant to this Agreement, the Trust will pay the Advisers and the Advisers will accept as full compensation therefor the fees set forth on Schedule 2 hereof.

        6. Sub-Adviser. It is understood that, subject to the prior approval of the Board of the Trust, the Advisers may employ a sub-adviser(s) to assist them in the performance of this Agreement, and it is agreed that the Advisers shall be as fully responsible to the Trust for the acts and omissions of the sub- adviser(s) as they are for their own acts and omissions. Any compensation to be paid to such sub-adviser will be paid by the Advisers and the activities of such subadviser will be subject to the provisions of this Agreement. The Advisers will use their best effort to cause the sub-adviser(s) to comply with all of the Advisers' policies, including without limitation, their codes of ethics and their policies relating to personal trading, brokerage and securities allocation, soft and hard dollars and compliance.

        7. Limitation of Liability of the Advisers. The Advisers shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisers in the performance of their duties or from reckless disregard by their obligations and duties under this Agreement. The Advisers agree that their liability, including the liability of any sub-adviser, under this Agreement as set forth herein, shall be joint and several. Any person, even though also an officer, Board member, partner, director, employee or agent of an Adviser, who may be or become an officer, Board member, partner, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Advisers' duties as co-advisers hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, Board member, partner, director, employee or agent or one under the control or direction of the Advisers even though paid by either of them.

        8. Duration and Termination. This Agreement shall become effective (x) upon the date first above written with respect to the Cash Management Fund, the Treasury Prime Cash Management Fund and the U.S. Government Securities Cash Management Fund, (y) as to each other Fund which has not commenced operations on the date of this Agreement, upon the first effective date of a registration statement registering shares issued by such Fund, and (z) as to each Fund not covered by clause (x) or clause (y), upon the consummation of the first reorganization in which such Fund is a participant. Unless sooner terminated as provided herein, this Agreement shall continue with respect to each Fund until June 30, 1997. Thereafter, if not terminated, this Agreement shall continue with respect to a Fund for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of the Trust who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of the Trust or by vote of a majority of the outstanding voting securities of such Fund; provided, however, that this Agreement may be terminated with respect to a Fund, without the payment of any penalty, by the Board of the Trust or by vote of a majority of the outstanding voting securities of such Fund on sixty (60) days' written notice, or by the Advisers, on ninety (90) days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

        9. Amendment of this Agreement. No provisions in this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party or parties against which enforcement of the change, discharge or termination is sought, and no amendment to this Agreement affecting a Fund shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of such Fund.

        10. Names. The names "The Woodward Funds" and "Trustees of The Woodward Funds" refer, respectively, to the Trust created and the trustees ("Trustees"), as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 21, 1987, as amended on May 1, 1992, which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of the Fund entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any series of shares in the Trust must look solely to the Trust property belonging to such series for the enforcement of any claims against the Trust.

        11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Michigan law.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                                   THE WOODWARD FUNDS

Attest:


_______________________             By: /s/Illegible
                                       -------------


                                    NBD BANK

Attest:


_______________________             By: /s/Illegible
                                       -------------

                                         (Corporate Seal)


                                    FIRST CHICAGO INVESTMENT
                                    MANAGEMENT COMPANY


Attest:


_______________________             By: /s/Illegible
                                        ------------


                                         (Corporate Seal)

                                  SCHEDULE 1


MONEY MARKET FUND
TREASURY MONEY MARKET FUND
MUNICIPAL MONEY MARKET FUND
MICHIGAN MUNICIPAL MONEY MARKET FUND
CASH MANAGEMENT FUND
U.S. GOVERNMENT SECURITIES CASH MANAGEMENT FUND
TREASURY PRIME CASH MANAGEMENT FUND
GROWTH FUND
INTERNATIONAL EQUITY FUND
EQUITY INDEX FUND
GROWTH AND VALUE FUND
INTRINSIC VALUE FUND
MID CAP OPPORTUNITY FUND
EQUITY INCOME FUND
SMALL CAP OPPORTUNITY FUND
BOND FUND
SHORT BOND FUND
MICHIGAN MUNICIPAL BOND FUND
INTERMEDIATE MUNICIPAL BOND FUND
MUNICIPAL BOND FUND
INCOME FUND
INTERMEDIATE BOND FUND
INTERNATIONAL BOND FUND
MANAGED ASSETS BALANCED FUND
MANAGED ASSETS CONSERVATIVE FUND
MANAGED ASSETS GROWTH FUND

                                  SCHEDULE 2

        As compensation for their services hereunder, the Trust will pay an advisory fee, computed daily and payable monthly, at the following annual rates for the respective Funds:


     Fund                                            Fee Rate
     ----                                            --------

Money Market Fund                       .30% of the first $1.0
Treasury Money Market Fund              billion, .275% of the next $1
Michigan Municipal Money                billion and .25% of each such
 Market Fund                            Fund's average daily net
Municipal Money Market Fund             assets in excess of $2 billion

International Equity Fund               .80% of the average net assets
                                        of the Fund

Managed Assets Balanced Fund            .65% of the average net assets
Managed Assets Conservative             of the Fund
 Fund
Managed Assets Growth Fund

Bond Fund                               .40% of the average net assets
Municipal Bond Fund                     of the Fund
Income Fund
Intermediate Municipal Bond
 Fund
Intermediate Bond Fund
Michigan Municipal Bond


Short Bond Fund                         .35% of the average net assets
                                        of the Fund

Cash Management Fund                    .20% of the average net assets
U.S. Government                         of the Fund
 Cash Management Fund
Treasury Prime Cash
 Management Fund

Equity Index Fund                       .10% of the average net assets
                                        of the Fund

International Bond Fund                 .70% of the average net assets
Small Cap Opportunity Fund              of the Fund

Equity Income Fund                      .50% of the average net assets
                                        of the Fund

Growth Fund                             .60% of the average net assets
Mid-Cap Opportunity Fund                of the Fund
Growth and Value Fund
Intrinsic Value Fund

               Net asset value shall be computed in accordance with the Funds' Prospectuses and resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Such fee as is attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.

               In addition, the Advisers will receive as compensation under this Agreement 4/10ths of the gross income earned by each Fund on each loan of its securities (including capital gains and loss, if any).